SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 26, 2007


                              STATION CASINOS, INC
                              --------------------
             (Exact name of registrant as specified in its charter)


      Nevada                           000-21640                 88-0136443
--------------------------------------------------------------------------------
(State or other jurisdiction    (Commission File Number)      (I.R.S. Employer
    of incorporation)                                        Identification No.)


2411 West Sahara Avenue, Las Vegas, Nevada                              89102
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code: (702) 367-2411
                                                    --------------


                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4 (c))

Item 5.02(e) DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

         On January 30, 2007 the Compensation Committee (the "Compensation Committee") of the Board of Directors of Station Casinos, Inc. (the "Company") approved the following cash bonuses for 2006, annual base salaries for 2007 and a cash-based incentive plan for 2007 for the following executive officers of the
Company:

------------------------------------------------------------------------------------------------------------
                                            2006 Bonus             2007 Base Salary        2007 Target Bonus
------------------------------------------------------------------------------------------------------------
Frank J. Fertitta III,                      $2,250,000             $2,250,000              200% of 2007
Chairman of the Board and Chief Executive                                                    base salary
Officer
------------------------------------------------------------------------------------------------------------
Lorenzo J. Fertitta,                        $1,305,000             $1,740,000              150% of 2007
Vice Chairman of the Board and President                                                     base salary
------------------------------------------------------------------------------------------------------------
William W. Warner,                          $600,000               $1,200,000              100% of 2007
Executive Vice President and Chief                                                           base salary
Operating Officer
------------------------------------------------------------------------------------------------------------
Glenn C. Christenson,                       $510,000               $1,020,000              100% of 2007
Executive Vice President, Chief Financial                                                    base salary
Officer, Chief Administrative Officer and
Treasurer
------------------------------------------------------------------------------------------------------------
Scott M Nielson,                            $480,000               $960,000                100% of 2007
Executive Vice President and Chief                                                            base salary
Development Officer
------------------------------------------------------------------------------------------------------------

         The annual base salaries approved by the Compensation Committee for the above-named executive officers of the Company are the same as the annual base salaries paid to such executive officers in 2006. The bonus targets set for 2007 represent the maximum bonuses that will be available if the Company achieves a specified level of EBITDA in 2007. Upon receipt of results of operations of the Company for 2007, the Chief Executive Officer will review and assess the performance of each of the other executive officers listed above and provide his recommendations thereon to the Compensation Committee. The Compensation Committee will review and assess the Chief Executive Officer's performance. The Compensation Committee will determine bonuses for the Chief Executive Officer and each of the other executives based on the Compensation Committee's subjective and retrospective review and assessment of the performance of each such executive in 2007 measured by a number of factors, including the Company's financial performance relative to a variety of different financial metrics, the Company's operational performance and contributions made by such executive to the Company's performance. The Compensation Committee has also retained the ability to award discretionary bonuses.

ITEM 8.01.  OTHER EVENTS

         As previously disclosed the Company has entered into development and management agreements with the North Fork Rancheria of Mono Indians, a federally recognized Native American tribe located near Fresno, California, with respect to the proposed development and operation of a gaming and entertainment facility to be located on approximately 305 acres of real property in Madera County, California (the "Madera Property"). Fresno Land Acquisitions, LLC ("FLA"), a wholly-owned subsidiary of the Company, and the Garold C. Brown Family Limited Partnership and Garold C. Brown (the "Sellers") are parties to a written agreement (the "Agreement") for the purchase and sale of the Madera Property. Sellers recently sent a notice to FLA purporting to terminate the Agreement. On January 8, 2007, FLA filed a complaint (the "Complaint") in the Superior Court of the State of California for the County of Madera, seeking declaratory relief and specific performance against the Sellers. On January 26, 2007, FLA and Sellers entered into a settlement agreement whereby, among other things, FLA purchased the Madera Property from Sellers pursuant to the terms of the Agreement, including the original purchase price. The Company plans to continue contributing financial support to this project, even though there can be no assurances as to when or if the necessary governmental and regulatory approvals will be obtained for the project.

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     Station Casinos, Inc.


Date: February 1, 2007               By: Glenn C. Christenson
                                         ---------------------------------------
                                         Glenn C. Christenson
                                         Executive Vice President, Chief
                                         Financial Officer, Chief Administrative
                                         Officer and Treasurer